THE ENERGY NETWORK, INC.

                                         AND

                                 THE CITY OF HARTFORD

                     DISTRICT HEATING & COOLING SERVICE AGREEMENT


              Subject to the terms and conditions set forth in this Service Agreement ("Agreement"), The Energy Network, Inc. ("Seller"), a Connecticut corporation with a place of business at 100 Columbus Boulevard, Hartford, Connecticut 06103, and the City of Hartford ("Purchaser"), a municipal corporation with its place of business at 550 Main Street, Hartford, Connecticut 06103, agree as follows:

         Premises:      Montessori Magnet School
                        Middle School
                        Math, Science and Arts High School
                        Commons Building
                        Theatre
                        Parking Garage and Retail Space

         All located between Vernon, Brownell, Broad and Washington Streets in the City of Hartford (known as The Learning Corridor), as more particularly described in Exhibit A-1 attached hereto.

         Term commences on the Heating Cut-Over Date shown on Exhibit C and ends on a date twenty-five (25) years later.

         Energy Products:
         ---------------

          /X/  Chilled Water

          / /  Steam

          /X/  Hot Water


              1.   AGREEMENT TO PURCHASE AND SELL.

              a. PURCHASE. Provided Purchaser shall have executed and delivered easements (the "Easements" for access, construction, maintenance and service substantially in the form attached hereto as Exhibit A, which Easements Purchaser agrees to execute and deliver, and subject to and in accordance with the terms and conditions of this Agreement, Seller shall supply to Purchaser, and Purchaser shall purchase from Seller, all of the Energy Products (as herein defined) required by Purchaser to enable it to heat and
         air condition the Premises during the term of this Agreement.   All
         such Energy Products shall be supplied by Seller in accordance with the Energy Product Specifications set forth in Exhibit A-2 and at the rates delineated in Exhibit B, both of which exhibits are attached hereto and incorporated herein by reference.

              b. REQUIREMENTS. Subject to the other terms of this Agreement, Purchaser agrees that, from the Service Date until the end of the term of this Agreement, Purchaser will only use Seller's Energy Products to heat and air condition the Premises, except that Purchaser shall be entitled to use other means to heat or air condition discrete portions of the Premises that are impossible or impracticable to heat or air condition with Seller's Energy Products. Purchaser shall obtain Seller's written consent to the use of such other means, such consent not to be unreasonably withheld or delayed.

              c. REPRESENTATIONS. Seller hereby represents, warrants and agrees that it is the owner of that certain steam facility formerly known as Hartford Hospital CCF-1 and that it will contract with Hartford Hospital to purchase certain additional steam capacity (collectively, the "Steam Facility"), and that it will become the owner of or obtain the necessary rights to a chilled water facility (the "Chilled Water Facility"), from which Seller will initially provide the Energy Products to the Premises. The Steam Facility and the Chilled Water Facility will have sufficient capacity to service the Premises and any other uses of Energy Products which are (or are to be) supplied therefrom. In the event Seller decides to relocate any of such facilities, it shall then certify to Purchaser that the new Facilities have available capacity adequate to service the Project.

              2. TERM. The term of this Agreement shall be as indicated on Page 1.

              3.   SERVICE INTERRUPTIONS.

              a. For purposes of this Agreement, the following terms shall have the meanings ascribed thereto below:

              (i) A "Planned Interruption" shall mean any interruption in the supply of Energy Products to the Premises which (A) occurs during a time when Purchaser's heating or cooling system calls for the interrupted Energy Product, and (B) meets all of the requirements set forth in subparagraph
                   (b) below;

              (ii) A "Covered Interruption" shall mean a Planned
                   Interruption for or with respect to which Seller provides Temporary Service at or for the Premises in accordance with subparagraph (e) below;

              (iii)     "Permanent Service" shall mean the supply of Energy
                   Products to the Premises from one or more permanent facilities;

              (iv) "Temporary Service" shall mean the supply of Energy
                   Products to the Premises from one or more portable units;

              (v) At any time any buildings on the Premises are occupied, a "Service Failure" shall mean any inability of the Seller to deliver required Energy Products to the Premises at the temperatures set forth in Exhibit D and at the flow rates set forth in Exhibit A-2, provided that Purchaser was then able to extract energy at the temperature differential set forth in Exhibit D and at the flow rate and energy quantities set forth in Exhibit A-2. At all other times, a "Service Failure" shall mean the inability by Seller to deliver Energy Products to the Premises at such temperatures and at such flow rates as are necessary to avoid any actual, or imminent threat of, damage to or injury on the Premises (or any persons or property located thereon or thereat); and

              (vi) An "Impermissible Interruption" shall mean any of the following: (A) any interruption in the supply of required Energy Products to the Premises other than (1) a Covered Interruption or (2) a Planned Interruption which Purchaser agrees does not require Temporary Service, or
                   (B) any Covered Interruption which nonetheless results in a Service Failure. Purchaser shall send Seller a written notice as soon as practicable after the event when it claims that an Impermissible Interruption has occurred.

              b. Subject to the provisions of subparagraphs (e) and 6(a) below, Seller shall have the right, at all reasonable times, to interrupt the supply of Energy Products to the Premises for the purpose of performing necessary maintenance, repairs, and/or connections to those of its mains, pipes and related machinery and equipment which service the Premises. Seller's rights as aforesaid are, and at all times during the term hereof shall be, contingent upon Seller's providing Purchaser with at least five (5) days' prior written notice of any such interruption. Seller shall exercise due diligence and act with reasonable dispatch in restoring any such service, providing, however, that, to the extent reasonably practicable, any of the above-described work shall be (and the reasonableness of any interruption experienced in connection therewith shall largely be dependant upon such work's not being able to reasonably be) accomplished during evenings, weekends and other non-academic hours.

              c. Subject to the provisions of subparagraphs (e) and 6(a) below, Purchaser acknowledges that emergencies may occur which will require Seller to interrupt the supply of Energy Products to the Premises before the Seller can provide Purchaser with the notice required pursuant to Subparagraph (b) above. In such event, Seller shall notify Purchaser as soon as practicable. Seller shall then exercise due diligence and act with immediate dispatch to either
         (1) restore permanent service, or (2) if such service neither can nor will be restored in twenty-four (24) hours, provide Temporary


         Service, at or for the Premises. Thereafter, Seller shall act with reasonable dispatch in restoring permanent service to the Premises, providing, however, that, to the extent reasonably practicable, any of that work shall be (and the reasonableness of any interruption experienced in connection therewith shall largely be dependant upon such work s not being able to reasonably be) accomplished during evenings, weekends and other non-academic hours.

              d. Any notice provided by Seller pursuant to this paragraph 3 shall identify (i) the date and time at which the subject interruption began (or is scheduled to occur), (ii) the reason(s) therefor, (iii)the efforts being (or to be) undertaken by Seller to provide Temporary Service, (iv) the efforts being (or to be) undertaken by Seller to restore permanent service, (v) the dates and times during which the efforts to restore permanent service is to be performed, and (vi) the date and time by which such efforts are expected to be completed.

              e. Seller shall ensure that Temporary Service is available at or for the Premises prior to implementing any Planned Interruption whenever Seller knows or should know that, but for such Temporary Service, a Planned Interruption will result in an Impermissible Interruption. In the event of any other interruption, Seller shall ensure that either Temporary Service is available at or for the Premises, or permanent service will be restored to the Premises, within twenty-four (24) hours after the occurrence of such interruption. Seller shall pay Purchaser $1,000 per day for each 24-hour period that Seller fails to provide Temporary Service as required by this subparagraph. In addition, Seller shall bear the cost of providing Temporary Service in the case of an interruption unless the interruption is due principally to an act or omission of Purchaser and Seller is unable after reasonable effort to recover the costs associated with providing Temporary Service from a third party. In any of these latter circumstances, Purchaser shall be responsible for the cost of such Temporary Service. In the event Seller fails to provide any Temporary Service required to be provided hereunder, then Purchaser, in addition to any other rights and remedies it may have, all of which are hereby expressly reserved to Purchaser, may obtain the same from some other source and charge the reasonable cost thereof to Seller.

              4. PAYMENT. Provided that Seller has completed all work necessary to furnish the Energy Products to The Learning Corridor (and further provided that such completion has not been prevented by acts of the Purchaser), and commencing on the Heating Cut-Over date shown on Exhibit C, Seller shall render a monthly invoice to Purchaser which reflects (a) the Fixed Payment as defined in Exhibit B and (b) the appropriate Variable Payment as defined in Exhibit B, including consumption recorded with respect to each of the six (6) facilities which comprise the Premises. Purchaser shall pay in full within thirty (30) days the undisputed portion of any invoice delivered by Seller.

              5. FORCE MAJEURE. Neither Seller nor Purchaser shall be considered to have breached its obligations under this Agreement to the extent either is precluded from performing any of its obligations hereunder by reason of any act, omission or circumstance occasioned by or in consequence of any acts of God, acts of the public enemy, wars, blockades, insurrection, riots, lightning, earthquakes, fires, storms, floods, washouts, arrests, restraints of ruler and peoples, civil disturbances, explosions, strikes, breakage or accident to machinery or lines of pipe or mains, the binding order of any court or government authority which has been resisted in good faith by all reasonable legal means, or the failure or want of any necessary supplies or products not within the control of such party; providing, first, that any such act, omission or circumstance is not due to the negligence or willful misconduct of the party seeking to be excused therefrom (or any of its officers, directors, officials, agents or employees); and, providing, further, that such party is unable to prevent or overcome such act, omission or circumstance by the exercise of due diligence. Such causes or contingencies affecting performance by Seller or Purchaser, however, shall not relieve either of them of liability in the event of their concurring negligence or in the event of their failure to use due diligence to remedy the situation and remove the cause in an adequate manner and with all reasonable dispatch.

              6.   TERMINATION BY PURCHASER.

              a.   This Agreement is subject to the limitation that,

              (i) whenever Seller shall fail to pay any undisputed portions of amounts which are owed to Purchaser within thirty (30) days of Purchaser's written demand therefor; or

              (ii) in the event five (5) or more Impermissible Interruptions occur in any three hundred sixty-five (365) day period; provided that Seller has not begun to and thereafter diligently proceeds to complete all efforts required to correct, to Purchaser's reasonable satisfaction, the causes of the event or events which led to the Impermissible Interruptions; or

              (iii)     in the event Temporary Service is required to be
                   supplied to the Premises from a portable unit which materially inconveniences Purchaser for more than ten
                   (10) School Days (being herein defined as any day on which any academic programs are (or were) scheduled to be provided or conducted in any buildings on the Premises) in any fiscal year or for more than thirty (30) School Days in any five (5) year period; or

              (iv) whenever the Seller shall do, or permit anything to be done, whether by action or inaction, contrary to any material covenant or agreement on the part of Seller contained herein, or shall fail in the keeping or performance of any of the material covenants, agreements, terms or provisions of this Agreement which on the part or behalf of Seller are to be kept or performed, and Seller shall fail to commence to take steps to remedy the same within thirty (30) days after written notice shall have been given to Seller by Purchaser specifying the same, or, in the event the matter or thing complained of in said notice cannot reasonably be cured within said thirty (30) day period, then such additional period of time as is required to cure said default providing Seller shall diligently commence and shall thereafter diligently proceed to remedy the same; or



              (v) whenever an involuntary petition shall be filed against Seller under any bankruptcy or insolvency law or under the reorganization provisions of any law of like import, or a receiver of Seller or of or for the property of Seller shall be appointed without the acquiescence of Seller, or whenever this Agreement or the unexpired balance of the Term would, by operation of law or otherwise, except for this provision, devolve upon or pass to any person, firm or corporation other than Seller or a corporation in which Seller may be duly merged, converted or consolidated under statutory procedure, and such circumstance under this subparagraph (v) shall continue and shall remain undischarged or unstayed for an aggregate period of sixty (60) days (whether or not consecutive) or shall not be remedied by Seller within sixty (60) days; or

              (vi) whenever Seller shall make an assignment of the property of Seller for the benefit of creditors or shall file a voluntary petition under any bankruptcy or insolvency law, or whenever any court or competent jurisdiction shall approve a petition filed by Seller under the reorganization provisions of the United States Bankruptcy Code or under the provisions of any law of like import, or whenever a petition shall be filed by Seller under the arrangement provisions of the United States Bankruptcy Code or under the provisions of any law of like import, or whenever Seller shall desert or abandon the Demised Premises;

         THEN (providing Purchaser is not then in default of any of its obligations under this Agreement beyond any period provided for notice and an opportunity to cure the same, but regardless of and notwithstanding the fact the Purchaser has or may have some other remedy under this Agreement or by virtue hereof, or in law or in equity) Purchaser may, subject to the following provisions of this subparagraph, give to the Seller a notice (herein called the "second notice") of intention to end the Term of this Agreement specifying a day not less than ten (10) days thereafter as being the termination date hereof, and, upon the giving of the second notice, this Agreement and the term hereby granted shall expire and terminate upon the day so specified in the second notice as fully and completely and with the same force and effect as if the day so specified were the date hereinbefore fixed for the expiration of the Term of this Agreement and (except as provided in subparagraph 18(j) hereof) all rights of Seller under this Agreement shall thereupon expire and terminate. Any right Purchaser may have to terminate this Agreement by virtue of the occurrence of any event of the type delineated in Sections 6(a)(i) or (iii) hereof shall be expressly contingent upon Purchaser's giving Seller the second notice of Purchaser's intent to terminate this Agreement within one hundred eighty (180) days of the occurrence of the same; it being the intent of the parties that, unless Purchaser provides such notice within said time frame, Purchaser shall be deemed to have irrevocably waived its right to terminate this Agreement pursuant to this subparagraph as a result of said event. The failure of Purchaser to exercise any right it otherwise has to terminate this Agreement by virtue of the occurrence of any such event shall not, however, constitute, or be deemed to, have caused, a waiver by


         Purchaser of any right it otherwise might then or thereafter have hereunder as a result of the occurrence of any other event.

              b. In addition to the foregoing rights, but not in derogation thereof, Purchaser shall not be required to pay any costs or fees hereunder during any period of time when Energy Products are not available hereunder at the times and in the manner required hereby, prorated for the period of such failure to supply, excepting instances of scheduled system maintenance, when no abatement of fees or costs shall apply. In the event that Purchaser becomes entitled under this section to terminate this Agreement, then Purchaser and Seller agree that any damages which may be asserted by Purchaser to obtain a permanent supply of energy to enable it to heat and air condition the Premises shall be calculated net of any expenses saved as a consequence of the breach with any necessary capital costs being depreciated over not fewer than twenty (20) years, using the Purchaser's actual cost of capital. Except as provided in subparagraphs 18(e) and (j) below or as otherwise specifically enumerated in this Agreement, neither party nor either party s parents, subsidiaries, affiliates, agents, officers, directors, officials, or employees shall be liable to the other party or said other party's parents, subsidiaries, affiliates, agents, officers, directors, officials or employees for claims for incidental, indirect or consequential damages, whether based on breach of warranty (express or implied), contract, tort or otherwise, connected with or resulting from, directly or indirectly, performance or non-performance by either party of any of its obligations under this Agreement.

              c. Notwithstanding anything to the contrary set forth in this Agreement, so long as the Purchaser is the City of Hartford (the "City"), the Seller's obligation to provide any goods or services under this Agreement in any fiscal year, and the Purchaser's obligation to pay the Seller for any such goods or services in any fiscal year (including, without limitation, any fixed or other charges which otherwise would be payable by the Purchaser regardless or whether any goods or services were in fact provided to the Purchaser that year), is expressly contingent upon the Purchaser's having first appropriated sufficient funds for that purpose for such year to cover the cost of the same. If at any time the Purchaser knows or has reason to believe that it has failed to appropriate sufficient sums for said purpose, the Purchaser shall promptly notify the Seller of that fact, and the Seller shall then have the option to terminate this Agreement by providing the Purchaser with written notice to that effect in accordance with Section 19(e) of this Agreement. Any such termination shall be effective as of the latter of (i) the date through which the Purchaser reasonably can be expected to pay for any and all charges hereunder that year by virtue of the sums appropriated for that purpose, or (ii) the date specified in such notice as the last day through which the Seller intends to provide any goods or services hereunder. For purposes of this Agreement, a "fiscal year" shall be the period between July 1 of each calendar year and June 30th of the following calendar year, or such other period of time which is adopted by the City as its official fiscal year.

              7.   TERMINATION BY SELLER.

              a.   This Agreement is subject to the limitation that,



              (i) whenever Purchaser shall fail to pay the undisputed portion of any amounts which are owed to Seller within thirty (30) days of Seller's written demand therefor; or

              (ii) whenever the Purchaser shall do, or permit anything to be done, whether by action or inaction, contrary to any covenant or agreement on the part of Purchaser contained herein, or shall fail in the keeping or performance of any of the covenants, agreements, terms or provisions of this Agreement which on the part or behalf of Purchaser are to be kept or performed, and Purchaser shall fail to commence to take steps to remedy the same within thirty
                   (30) days after written notice shall have been given to Purchaser by Seller specifying the same, or, in the event the matter or thing complained of in said notice cannot reasonably be cured within said thirty (30) day period, then such additional period of time as is required to cure said default providing Purchaser shall diligently commence and shall thereafter diligently proceed; or

              (iii)     whenever an involuntary petition shall be filed
                   against Purchaser under any bankruptcy or insolvency law or under the reorganization provisions of any law of like import, or a receiver of Purchaser or of or for the property of Purchaser shall be appointed without the acquiescence of Purchaser, or whenever this Agreement or the unexpired balance of the Term would, by operation of law or otherwise, except for this provision, devolve upon or pass to any person, firm or corporation other than Purchaser or a corporation in which Purchaser may be duly merged, converted or consolidated under statutory procedure, and such circumstance under this subparagraph
                   (iii) shall continue and shall remain undischarged or unstayed for an aggregate period of sixty (60) days (whether or not consecutive) or shall not be remedied by Purchaser within sixty (60) days; or

              (iv) whenever Purchaser shall make an assignment of the
                   property of Purchaser for the benefit of creditors or shall file a voluntary petition under any bankruptcy or insolvency law, or whenever any court or competent jurisdiction shall approve a petition filed by Purchaser under the reorganization provisions of the United States Bankruptcy Code or under the provisions of any law of like import, or whenever a petition shall be filed by Purchaser under the arrangement provisions of the United States Bankruptcy Code or under the provisions of any law of like import, or whenever Purchaser shall desert or abandon the Demised Premises; or

              (v) whenever some or all of Seller's facilities are destroyed or substantially damaged by reason of Force Majeure or all or a substantial portion of such facilities is taken by eminent domain proceedings, such that the Seller cannot meet its obligations hereunder and Seller reasonably elects within ninety (90) days of any said event not to rebuild or restore the facilities or equipment by providing written notice to Purchaser of that election; or

              (vi)      whenever any governmental entity withdraws any
                   governmental authority which otherwise is required by Seller to furnish, or fails to enforce any governmental rule or regulation and thereby prevents Seller from furnishing, Energy Products substantially as required under the provisions of this Agreement; providing that it is impossible for Seller to regain such authority or economically impracticable for Seller to comply with such rules or regulations, and Seller notifies Purchaser of that event within thirty (30) days of its occurrence;

         THEN (providing Seller is not then in default of any of its obligations under this Agreement beyond any period provided for notice and an opportunity to cure the same, but regardless of and notwithstanding the fact the Seller has or may have some other remedy under this Agreement or by virtue hereof, or in law or in equity) Seller may give to the Purchaser a notice (herein called the "second notice") of intention to end the Term of this Agreement specifying a day not less than ten (10) days thereafter as being the termination date hereof, and, upon the giving of the second notice, this Agreement and the term hereby granted shall expire and terminate upon the day so specified in the second notice as fully and completely and with the same force and effect as if the day so specified were the date hereinbefore fixed for the expiration of the Term of this Agreement and (except as provided in subparagraph 18(j) hereof) all rights of Purchaser under this Agreement shall thereupon expire and terminate.

              8. NONWAIVER. The failure of either party to assert its rights under this Agreement shall not constitute a waiver of such right except as stated otherwise. In the event of termination of this Agreement, Seller may enter the Premises for the purpose of removing Seller's equipment on at least thirty (30) days written notice of its intent to do the same; providing, first, that no such equipment shall be removed during any hours or in any manner as would cause or threaten to cause any disruption of any academic programs being conducted on the Premises; and, providing, further, that Seller shall promptly repair any damage which may be effected to the Premises by reason of its removal of its equipment.
         Seller s obligations to indemnify and hold harmless Purchaser, and to maintain insurance for the benefit of Purchaser, as provided in Sections 19 (i) and (j) below shall continue to apply during and with respect to any activity which may be undertaken by Seller pursuant to this paragraph, notwithstanding the prior termination hereof.

              9. PURCHASER'S FACILITIES. Seller shall furnish Purchaser with inlet strainers which are appropriate for the Energy Products to be provided hereunder at no additional cost to Purchaser. Said strainers, together with all piping, valves, regulators and other equipment furnished by Purchaser, shall be and remain the property of Purchaser. Purchaser agrees that it will properly maintain such equipment at all times.

                   Additionally, by payment of $1,200,000.00, Purchaser may acquire title to all of the pipe, valves, meters, flow regulators, manholes and related equipment and materials that are to be furnished and installed on the Learning Corridor property as described in Exhibit A-1. Notwithstanding this transfer of title, Seller shall continue to be fully responsible for the maintenance, repair and replacement of all such transferred equipment for the duration of the Term of this Agreement, except to the extent that such maintenance, repair and replacement is required due to actions of Purchaser.

                   In the event that the Purchaser pays the $1,200,000.00 described above, the initial Capital Recovery Component of the Monthly Payment, which is more fully described in Exhibit B-Rate Schedule shall be reduced by $9,167.00.

              10. SELLER'S FACILITIES. The Seller also shall furnish and install all valves, piping, meters, submeters, regulators and other equipment which are required for delivery and monitoring of the Energy Products between the Facility and the outside wall of the building(s) to which they are to be supplied by Seller, all of which property, with the exception of the inlet strainer, shall be and remain the property of Seller, and is herein referred to as the "Distribution System". Seller shall notify the Purchaser regarding the proposed routing of the Distribution System from the Facility not later than the date indicated on, and shall otherwise construct said system in accordance with, the Development Milestone Schedule which is attached hereto and made a part hereof as Exhibit C. Seller agrees that it will properly maintain such equipment at all times. Purchaser hereby grants Seller a right of access to Seller's facilities for the purpose of maintaining and operating same, provided that Seller shall give Purchaser prior notice of its desire for such access, which notice shall not be required in the case of an emergency.

              11. METERING, ACCESS. Purchaser shall provide the Seller the spaces at the Premises designated in Exhibit D in which to meter Energy Product usage, which spaces shall be located within the vicinity of the place where service enters the buildings. Seller shall be allowed access to the Premises at all reasonable times for the purpose of operating, inspecting, reading, repairing, maintaining or altering any of Seller's equipment or meters located in the Premises. Seller agrees to calibrate all meters for accuracy in accordance with the manufacturer's specifications and to provide the results of such calibration to Purchaser. Purchaser reserves the right independently at its own expense to check the calibration of such meters, provided it has notified Seller in advance of such checking and Seller approves of the procedure and personnel to be employed, which approval will not be unreasonably withheld or delayed.

              12. CONTROL WITHIN THE PREMISES. The Purchaser shall be responsible for the control and possession of hot, chilled water and return water from the time the hot or chilled water passes the outlet side (or Purchaser's side) of Seller's inlet service valve until the return water passes the inlet side (or Purchaser's side) of Seller's outlet service valve. Except to the extent Seller is negligent in the delivery of the Energy Products, after hot and chilled water have passed the first of these two points, and before the return water has passed the second of these two points, Seller shall have no responsibility for anything which may be done, happen or arise with respect to such hot, chilled water or return water. Nothing in this Section 13 shall affect Seller's responsibility for the accurate metering of Energy Products nor shall it affect


         Seller's right of access to perform such metering or maintenance of Seller's equipment located on the Premises.

              13.  GOVERNING LAW.   This Agreement shall be governed by, and
         construed, interpreted and enforced in accordance with the laws of the State of Connecticut as such laws are applied to contracts between Connecticut residents entered into and to be performed entirely in Connecticut.

              14.  ASSIGNMENT.

              a. This Agreement may be assigned by Seller, provided Purchaser shall have consented thereto (such consent not to be unreasonably withheld or delayed) and that the assignee assumes all obligations hereunder. Purchaser also consents to any collateral assignment of this Agreement by Seller to any lender in connection with any financing of its construction or improvements to its district heating and cooling system. Purchaser agrees to execute a written consent to effectuate any assignment permitted under this Agreement.

              b. This Agreement may be assigned by Purchaser with Seller's consent to any person or entity to whom ownership or possession of the Premises is transferred on the condition that the assignee shall assume all of Purchaser's obligations hereunder for the balance of the term of this Agreement. Upon such assumption (in such form and on such terms as are reasonably satisfactory to Seller), Purchaser shall be relieved of all of its obligations hereunder and all references herein to Purchaser shall be deemed to mean Purchaser's assignee. Seller reserves the right to withhold its consent to such assignment(s) and assumption(s) only if, in the Seller's reasonable judgment, Seller concludes that the assignee(s) will be incapable of meeting the obligations of Purchaser hereunder. A copy of this Agreement, or a notice of this Agreement, may be filed on the land records of the City of Hartford. In the event of such filing, the rights and obligations herein set forth shall be deemed to be covenants running with the land and binding upon the successors and assigns of the parties.

              c. Notwithstanding the foregoing, Seller agrees that Purchaser may assign this Agreement and its rights and obligations hereunder to The Learning Corridor Corporation (the "LCC"), or any entity related thereto (individually and collectively, an "LCC Assignee"), in which event such LCC Assignee shall be liable for the performance of this Agreement if and only to the extent that such assignee has received rents or other payments pursuant to leases and other agreements relating to the Learning Corridor sufficient to meet all of its obligations hereunder; providing, however, that no such assignment shall be effective and LCC Assignee's liability hereunder shall be limited as aforesaid unless and until all referenced rents and other payments due to the LCC Assignee shall have been collaterally assigned to Seller to the extent necessary to secure payments due Seller hereunder.

              15. CUSTOMER INSTRUCTIONS. Seller has provided Purchaser with Customer Instructions which are attached as Exhibit D. Seller will notify Purchaser in writing of proposed changes in the Customer Instructions at least four (4) weeks before the changes are effective, provided Purchaser shall not be required to accept any changes which have a material effect on the terms and conditions of this Agreement.

              16.  PRIOR AGREEMENTS.  Intentionally Omitted.

              17.  ARBITRATION.

              a. Any controversy or dispute as to (i) whether either party has breached any of its obligations under this Agreement or, if so, the extent to which the other is entitled to any damages as a result thereof, or (ii) whether, and, if so, to what extent, any adjustment is required in any of the rates to be charged to Purchaser as provided in Exhibit B hereto, shall be resolved by binding arbitration in Hartford, Connecticut in accordance with the procedures and requirements set forth in this Paragraph 17. Except as modified herein, such arbitration shall be held in accordance with the rules then prevailing for commercial arbitrations before the American Arbitration Association. Such resolution shall be final and conclusive as to such controversy or dispute and may be enforced in any court of competent jurisdiction.

              b. Each party shall give written notice to the other of the existence and nature of any dispute proposed to be arbitrated. If, within 15 days (except in the case of matters which are the subject of Paragraphs 6 and 7), the dispute is not resolved through negotiations pursued diligently in good faith, then either party may initiate arbitration by so advising the other party in writing. If the parties cannot agree on a single arbitrator within 10 days thereafter, each party shall by written notice appoint an arbitrator and the two thus appointed shall select a third arbitrator to serve as Chair of the panel of arbitrators, and such three arbitrators shall determine all matters by majority vote.
         Any such arbitrators shall be either (a) members in good standing of the Connecticut Bar with at least ten (10) years experience as a practicing attorney, who, if any dispute or controversy involves or is likely to involve the interpretation or application of any of the provisions of Exhibit B to this Agreement, have spent the majority of at least five (5) years litigating or negotiating complex financial or commercial matters, or (b) other professionals with at least ten (10) years experience in or with the utility industry. Prior to appointment, the arbitrator(s) shall agree to conduct such arbitration in accordance with the terms of this paragraph.

              c. Except as otherwise provided by the arbitrator(s), the parties shall have six (6) months to perform discovery and present evidence and argument to the arbitrator(s). During that period the arbitrator(s) shall be available to receive and consider all such evidence as is relevant and, within reasonable limits due to the restricted time period, to hear as much of such argument as possible, giving a fair allocation of time to each party to the arbitration. The arbitrator(s) shall use all reasonable means to expedite discovery and shall sanction noncompliance with reasonable discovery requests or any discovery order. The arbitrator(s) shall not consider any evidence or argument not presented during such period. At the conclusion of such period the arbitrator(s) shall have thirty (30) days to reach a determination.

              d. The arbitrator(s) shall have the right only to interpret and apply the terms of this Agreement and may not change any such terms, deprive any party thereto of any right or remedy expressly provided hereunder, or provide any right or remedy that has been excluded hereunder.

              e. The determination of the arbitrator or the majority of the arbitrators shall be conclusive upon the parties. The arbitrator or the majority of the arbitrators shall give written notice to the parties stating the determination and findings of fact and conclusions of law, and shall furnish to each party a copy thereof signed by him or them within ten (10) calendar days from the date of such determination.

              f. All costs of the arbitrator(s) in connection with any arbitration shall be paid by the nonprevailing party, unless the arbitrator(s) shall otherwise determine for good cause on a case-by-case basis.

              g. Nothing herein shall preclude either party from seeking to restrain the breach or threatened breach of this Agreement by the other in a court of equity, or from pursuing any other equitable rights or remedies which it may have against the other, or, except to the extent any claim or action is for or sounds in breach of contract, from pursuing any other rights or remedies it may have against the other in a court of law.

              18. ACCESS AND DEVELOPMENT. In order to effectuate the foregoing agreements, the parties agree as follows:

              a. NOTICE. Seller shall notify the Purchaser regarding the proposed routing of its pipelines for its hot and chilled water prior to the submission of its permit applications.

              b. SERVICE REQUIREMENTS. Seller shall install service adequate to satisfy the Purchaser's heating and cooling requirements in accordance with the Energy Product Specifications set forth in Exhibit A-2 hereto.

              The Parties shall cooperate fully with each other and with each others' contractors in the construction of the on-site portions of Seller's work in a manner that will not adversely impact either Party's construction effort.

              c. ATTENDANCE AT MEETINGS. Seller and Purchaser will make all reasonable efforts to participate in the Purchaser's project coordination meetings.

              d. REPORTS. Seller shall provide the Purchaser a monthly update of Seller's progress measured against the Milestone Development Schedule. If it becomes apparent to the Purchaser that the Seller may not be able to achieve the Late Completion Milestones, Purchaser may demand that Seller take corrective action.

              e. DAMAGES FOR DELAY. Seller hereby acknowledges and agrees that time is of the essence in the performance of this Agreement and, to that end, that Purchaser is relying on Seller to have completed the permanent facilities on the Premises, and substantially completed the Distribution System and any and all other offsite facilities necessary to provide the Energy Products to the Premises, by no later than the final completion date set forth in Exhibit C. Seller hereby acknowledges and agrees that


         Purchaser is likely to incur damages in excess of $10,000.00 a month should Seller fail to complete such work as aforesaid. Accordingly, and without in any way limiting any rights or remedies which Purchaser may have against Seller, all of which are hereby reserved on Purchaser's behalf, Seller hereby agrees that it shall pay Purchaser the sum of $10,000 per month (prorated for any part thereof) for and on and as of the last day of each month (or part thereof) that Seller has not completed such work after the last day of the month immediately preceding the final completion date set forth in Exhibit C. Any amounts payable by Seller as aforesaid shall merely constitute the pre-payment by Seller of a portion of the damages which are likely to be incurred and for which Seller shall remain liable hereunder; it being the agreement of the parties, however, that if Seller believes that Purchaser has not incurred damages equal to at least $10,000 a month (prorated for any part thereof), Seller will have the burden of proving by clear and convincing evidence that Purchaser has not in fact been damaged to that extent.

              f. LICENSES. Seller shall be solely responsible for securing all permits and licenses and for the construction of all of the facilities, equipment and pipelines that may be required to serve the Purchaser's facilities. Purchaser will cooperate with Seller in the filing of any appropriate applications. Notwithstanding these provisions, Purchaser shall provide Seller, at no cost to Seller, all necessary easements and similar rights to enable Seller to construct and maintain its facilities within areas that are controlled by Purchaser.

              g. ALTERNATE CONNECTIONS. Seller will incorporate alternate connection points in its design for those portions of the hot water and chilled water systems that are to be located on the Purchaser's site. These alternate connection points will be designed and located to mutually agreeable standards to allow the Seller to isolate the Purchaser's facility and to connect temporary boilers and chillers to the on-site distribution system. This design feature will enable Seller to satisfy Purchaser's full design load in the event that the operation of Purchaser's hot water and chilled water production facilities or Purchaser's pipelines are disrupted.

              h. LIENS. Seller shall not allow any liens to be placed against Purchaser's properties. If any such liens are filed, Seller shall discharge the same promptly at Seller's expense.

              i.   INSURANCE.

              During the term hereof, the Seller shall carry and keep in force the following types and amounts of liability insurance:

              (i) GENERAL LIABILITY INSURANCE. The Seller shall carry and keep in force a policy or policies of comprehensive general liability insurance (including contractual liability coverage) insuring against damages to persons or property (including, but not limited to, loss of life) occurring upon, in or about the Premises, in an amount not less than a combined single limit of at least One Million Dollars ($1,000,000.00) for each occurrence with a deductible not exceeding Ten Thousand Dollars ($10,000.00), which deductible is understood to be the responsibility of the Seller;

              (ii) Automobile Liability Insurance for all automobiles used by the Seller and/or any of its officers, agents and/or employees in connection with the services provided by it hereunder, with a combined single limit of one million dollars ($1,000,000.00) for each accident with a deductible not exceeding Ten Thousand Dollars ($10,000.00), which deductible is understood to be the responsibility of the Seller; and

              (iii)  Workers' Compensation Insurance covering the Seller's and its agent's and Seller's employees at the Connecticut Statutory limit including Employers' Liability with limits of $100,000.00 for each accident, $500,000.00 for each disease/policy limit, and $100,000 for disease for each employee, with a deductible not exceeding Ten Thousand Dollars ($10,000.00), which deductible is understood to be the responsibility of the Seller; and

              (iv) Umbrella Liability following form over the insurance
                   provided under subsections (a)(i) and a(ii) above, and Employer's Liability Insurance, with a limit of liability which, when combined with the primary insurance over which such excess coverage is being provided, equals at least Ten Million Dollars ($10,000,000.00).

              The amounts of the aforementioned coverages shall be reviewed and, as appropriate, revised by agreement of the parties as of July 1, 2001 and every (3rd) anniversary thereof thereafter. In the event the parties are unable to reach agreement as to whether and, if so, to what extent, any changes should be made in the foregoing at least ninety (90) days prior to the date that any such agreement is otherwise required hereunder, the parties shall (and, at any other time, either party may, at its own sole cost and expense) cause said coverages to be determined at least forty-five (45) days prior to said date by an independent adjuster approved by both parties (an "Independent Adjuster"), which approval shall not be unreasonably withheld or delayed. For purposes of the foregoing, any person which is nominated by a party (the "nominating party") to serve as an Independent Adjuster hereunder shall be deemed approved by the other party unless said other party (the "objecting party") provides written notice of its objection thereto to the nominating party within five (5) business days of the objecting party's receipt of said nomination. In the event the parties are unable to agree on an Independent Adjuster within thirty (30) days of either party's having first nominated any person to serve in that capacity, or should any dispute exist concerning any determination reached by any Independent Adjuster, the amount of such coverages as then remain in dispute shall be resolved by arbitration in accordance with Section 17 below; providing, first, that neither party shall be able to dispute any determination which is made by an Independent Adjuster unless it gives notice of its intent so to do within thirty (30) days of its receipt of notice of such adjuster's determination thereof under and in accordance with this Agreement, and providing, further, that in the event of any such dispute, any and all coverages in question shall be and remain the higher of the amounts previously required hereunder or the amounts determined to be appropriate by the Independent Adjuster until the matter is resolved pursuant to arbitration at which time the coverages in dispute shall be as established by the arbitrators, subject to future adjustment pursuant to this paragraph.

              The insurances required in this Section may be carried on either an "occurrence" or a "claims made" basis, providing, however, that, should any insurance be carried on a "claims made" basis, the Seller also shall be obligated to procure an extended reporting period thereto or a subsequent "claims made" policy with the same retroactive date as the prior "claims made" policy, as necessary to protect CREC and the Purchaser from any claims, actions or causes of action which first accrue during the term hereof.

              All insurance which is carried pursuant to this shall include provisions which deny to the insurer acquisition by subrogation of rights of recovery against the Purchaser, as and to the extent such rights have been waived by the insured party prior to occurrence of loss or injury as set forth elsewhere in this paragraph, and insofar as and to the extent that such provisions may be effective without making it impossible to obtain insurance coverage from reputable companies qualified to do business in the State of Connecticut even though extra premiums may result therefrom. The Purchaser shall be entitled to have duplicates of certificates of any policies containing such provision. The Seller hereby waives its rights of recovery against the Purchaser for loss or injury against which the Purchaser is protected by insurance containing said provisions, reserving, however, any rights with respect to any excess of loss or injury over the amount recovered by such insurance.

              The Purchaser shall be named as additional insureds for all insurance policies required hereunder. The Seller shall file certificates of all such insurance with the Purchaser. All insurance will be effected under standard form policies by insurers of recognized responsibility which are licensed and/or admitted to do business in the State of Connecticut and which are rated as A-
         (X) or better by the latest edition of Best's Rating Guide or other recognized replacement therefor (or as otherwise approved by Purchaser in writing on a case by case basis upon issuance of any policy and/or any renewal thereof, which approval may be withheld in its sole and absolute discretion), and will provide for thirty
         (30) days prior notice of any cancellation of or changes in coverage provided in the certificates of insurance. Copies of such insurance policies, or certificates of insurance, will be provided to the Purchaser upon the execution of this Agreement and no later than thirty (30) days prior to each renewal date thereof each year thereafter.

              All insurance policies referred to in this Article shall provide that any losses thereunder shall be adjusted with the Purchaser and the Seller and that loss thereunder shall be payable to the Seller and the Purchaser, as their interests may appear. Neither the Seller nor Purchaser shall unreasonably withhold or delay its endorsement to any insurance check payable hereunder.

              Except as otherwise provided to the contrary in this Section, any insurance required by this Agreement may be obtained by means of any combination of primary and umbrella coverages and by endorsement and/or rider to a separate or blanket policy and/or under a blanket policy in lieu of a separate policy or policies, provided that the Seller shall deliver a certificate of insurance of any said separate or blanket policies and/or endorsements and/or riders evidencing to the Purchaser that the same complies in all respects with the provisions of this Agreement, and that the coverages thereunder and the protection afforded the Purchaser thereunder are at least equal to the coverages and protection which would be provided under a separate policy or policies procured solely under and by reason of this Agreement. The certificates of such policy or policies evidencing such coverages shall be delivered to the Purchaser upon the execution hereof and as of thirty (30) days prior to the anniversary date thereof each year thereafter.

              All references in this Article to a "deductible" shall be deemed to mean a deductible and/or a self insured retention.

              The Seller agrees that it will not carry or be the beneficiary of any insurance insuring the Seller or any other person or entity against the risks for which insurance is required to be maintained pursuant to this Section unless the Purchaser is named as Additional Insureds thereunder and the insurance and insurance carriers otherwise comply with the terms of this Section.

              It is agreed between the parties hereunto that the amounts of insurance in this Agreement do not, in any way, limit the liability of the Seller to the Purchaser by virtue of its promise to indemnify and hold harmless the Purchaser so that in the event that any Claim results in a settlement or judgment in an amount in excess of the amount of insurance coverage carried by the Seller, the Seller shall be liable to the Purchaser for the difference, plus all fees and expenses incurred in collecting the same, all at the Seller s sole cost and expense. In the event the City of Hartford, as the initial Purchaser, assigns its interests in this Agreement in connection with any lease of the Premises, then the term "Purchaser" as used in this Section 19(i) shall be deemed to mean and include the City and the assignee.

              j.   INDEMNIFICATION.

              (i) The Seller shall indemnify, defend and hold harmless the Purchaser, and its agents, officials, employees and assigns from and against any and all loss or liability (statutory or otherwise), claims, actions, suits, demands, judgments, costs, executions, interest and expense whatsoever, including, but not limited to, costs of investigation, defense and settlement and all reasonable attorneys' fees and disbursements, (hereinafter, individually and collectively, a "Claim" or "Claims") for or arising from Seller's Facility or Distribution System, or Seller's performance or lack thereof hereunder, or the negligence of Seller or any of its officers, directors, agents or employees, including, but not limited to, Claims based upon the Seller's failure to pay for or provide goods or services as required hereunder or any act or omission on the part of the Seller or any of its agents, officers, directors or employees in the acquisition or provision thereof, as well as Claims for or arising from injury to, or death of, any person or persons, or damage to real or personal property (including the loss of use thereof), which occurs under, in connection with or by reason of this Agreement or the Seller's performance hereunder (or lack thereof) during the term hereof. In case any action or proceeding is brought against the Purchaser by reason of any matter which is the subject of the foregoing indemnity, the Seller shall pay all costs, reasonable attorneys' fees, out-of-pocket expenses, and liabilities resulting therefrom, and shall resist such action or proceeding by attorneys chosen by it and reasonably satisfactory to the Purchaser, as applicable.

              (ii) The Purchaser shall indemnify, defend and hold harmless the Seller, and its agents, officers, directors and employees and assigns from and against any and all loss or liability (statutory or otherwise), claims, actions, suits, demands, judgments, costs, executions, interest and expense whatsoever, including, but not limited to, costs of investigation, defense and settlement and all reasonable attorneys' fees and disbursements, (hereinafter, individually and collectively, a "Claim" or "Claims") for or arising from Purchaser's performance or lack thereof hereunder or the negligence of Purchaser or any of its officials, agents or employees, including, but not limited to, Claims based upon the Purchaser's failure to pay for or provide goods or services as required hereunder or any act or omission on the part of Purchaser or any of its agents, officers, directors or employee in the acquisition or provision thereof, as well as Claims for or arising from injury to, or death of, any person or persons, or damage to real or personal property (including the loss of use thereof), which occurs under, in connection with or by reason of this Agreement or the Purchaser s performance hereunder (or lack thereof) during the term hereof. In case any action or proceeding is brought against the Purchaser by reason of any matter which is the subject of the foregoing indemnity, the Purchaser shall pay all costs, reasonable attorneys' fees, out-of-pocket expenses, and liabilities resulting therefrom, and shall resist such action or proceeding by attorneys chosen by it and reasonably satisfactory to the Seller, as applicable.

              k. LATE PAYMENTS. At its option, either party may impose a late payment charge not to exceed 1.25% per month on all sums not paid thereto in full as and when due hereunder. The exercise of this option by either party shall not preclude said party from exercising any other right or remedy it may have under or by virtue of this Agreement.

              19.  MISCELLANEOUS.

              a. This Agreement shall be binding upon Purchaser, Seller and their respective successors and assigns

              b. The headings and titles of paragraphs are for convenience only and do not affect the meaning or interpretation of any provision hereof.

              c.   Except as otherwise stated herein, this Agreement


         constitutes the entire understanding and agreement of the parties hereto as to the subject matter hereof and supersedes all prior agreements, understandings and negotiations between the parties with respect thereto. No modification or amendment of this Agreement shall be valid and effective unless expressly set forth in an agreement in writing signed by Purchaser and Seller.

              d. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, and all of which together shall constitute but one and the same instrument.

              e. Any notice, invoice or other communication that is required to be given pursuant to this Agreement shall be sent to the persons or offices, and to the addresses, set forth below:

         If to Seller:  Reginald L. Babcock, Esq.
                      Vice President, General Counsel
                         and Secretary
                      The Energy Network
                      100 Columbus Boulevard
                      Hartford, CT 06144-1500

         If to Purchaser:    City Manager
                      City of Hartford
                      550 Main Street
                      Hartford, CT 06103

                      With a copy to:

                      Corporation Counsel
                      City of Hartford
                      550 Main Street
                      Hartford, CT 06103

              f. Purchaser and its successors and assigns shall have the right at any time during the term of this Agreement to prepay in whole or in part the so-called "Capital Recovery Component" described in Exhibit B based upon a price fairly determined which reflects the Seller's investment (net of depreciation) and the assumed return on such investment over the term hereof. In the event such right to prepay is exercised, Purchaser and Seller shall grant to each other such rights, easements and licenses as may be reasonably necessary for Seller to retain the use and equipment of the affected assets and for Purchaser to acquire legal title to such assets; provided that nothing in the foregoing shall otherwise alter the rights and obligations of the parties hereto under this Agreement.

              20.  CONDITIONS OF ACCESS TO AND WORK ON THE PREMISES.

              To the extent reasonably possible and except in cases of emergency, Seller shall not attempt to gain access to, maintain or perform any other work with respect to any equipment or any other matter or thing on the Premises at any time when its so doing is likely to cause any disruption of any academic programs being conducted on the Premises. Seller further agrees that it shall repair any damage which may occur to the Premises by reason of any work or other activity which it performs or in which it is engaged thereon.


              21.  NO MECHANIC'S LIENS.

              Notice is hereby given that the City of Hartford shall not be liable for any labor or materials furnished or to be furnished to the Seller upon credit, and that no mechanic's or other lien, for any such labor or materials shall attach to or affect the estate or interest of the City in and to Premises. Whenever and as often as any such lien shall have been filed against the Premises, whether or not based upon any action or interest of Seller or of any subcontractor or if any conditional bill of sale shall have been filed for or affecting any materials, machinery or fixtures used in the construction, repair or operation thereof, or annexed thereto, by the Seller, the Seller shall forthwith take such action by bonding, deposit or payment as will remove or satisfy the lien or conditional bill of sale.

              22. WARRANTY OF EQUIPMENT. Seller hereby warrants that all of the materials which are purchased from the Seller hereunder shall be suitable for the purposes intended and shall be free from defects in material and workmanship as and when installed Seller hereunder.


         SELLER:

         THE ENERGY NETWORK, INC.


         By:  S/ James P. Laurito    4/5/99
             -----------------------------
             Its:  President
             Duly Authorized


         PURCHASER:

         CITY OF HARTFORD


         By: S/ Kevin G. Dubay
             -----------------------------
             Its:Acting City Manager    4/6/99
             Duly Authorized   Kevin G. Dubay
                                       Approved as to legality and form.

                                       S/ Michael C. Calleris
                                       ----------------------------------
                                       Acting Corporation Counsel
         Exhibits Attached:

         Exhibit A - Easement Form
         Exhibit A-1 - Legal Description (map)
         Exhibit A-2 - Energy Product Specifications
         Exhibit B -  Rate Schedule
         Appendix to Exhibit B - The Learning Corridor Pricing
         Appendix to Exhibit B - Hot/Chilled Water Pricing
         Exhibit C - Development Milestone Schedule
         Exhibit D - Customer Instructions